                                                                   Exhibit 99.2
                                    FORM OF
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
            TENDER OF 6.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                                USX CORPORATION
                                IN EXCHANGE FOR
            6.75% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
                       (CONVERTIBLE QUIPSSM* SECURITIES)
                                      OF
                              USX CAPITAL TRUST I

  Registered holders of shares of 6.50% Cumulative Convertible Preferred Stock (the "6.50% Convertible Preferred Stock") of USX Corporation, a Delaware corporation ("USX"), who wish to tender any such shares in exchange for 6.75% Convertible Quarterly Income Preferred Securities of USX Capital Trust I, a Delaware statutory business trust (the "Trust"), representing preferred undivided beneficial ownership interests in the assets of the Trust, on the terms and subject to the conditions set forth in the Prospectus of USX and the
Trust, dated     , 1997 (the "Prospectus"), and the related Letter of
Transmittal, and whose shares of 6.50% Convertible Preferred Stock are not immediately available or who cannot deliver their shares of 6.50% Convertible Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                  The Exchange Agent for the Exchange Offer:

                             THE BANK OF NEW YORK

                               Facsimile Number:
                       (For Eligible Institutions Only)

                                (212) 815-6213

By Hand or Overnight Courier:                          By Mail:
                                      (Registered or Certified Mail Recommended)

   Tender & Exchange Department              Tender & Exchange Department
        101 Barclay Street                          P.O. Box 11248
    Receive and Deliver Window                   Church Street Station
     New York, New York 10286                New York, New York 10286-1248


                           Confirm Receipt of Notice
                      of Guaranteed Delivery by Telephone

                                (212) 815-4997

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
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* QUIPS is a servicemark of Goldman, Sachs & Co.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal for the guarantee of signatures.

Ladies and Gentlemen:

  The undersigned hereby tenders the number of shares of 6.50% Convertible Preferred Stock indicated below, upon the terms and subject to the conditions
contained in the Prospectus, dated     , 1997, of USX and the Trust, receipt
of which is hereby acknowledged.


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                      DESCRIPTION OF SECURITIES TENDERED

NAME AND ADDRESS OF         CERTIFICATE NUMBER(S)       NUMBER OF SHARES OF
REGISTERED HOLDER AS        OF 6.50% CONVERTIBLE        6.50% CONVERTIBLE
IT APPEARS ON THE           PREFERRED STOCK             PREFERRED STOCK
CERTIFICATE(S) OF           TENDERED                    TENDERED*
6.50% CONVERTIBLE
PREFERRED STOCK



    (PLEASE PRINT)

----------------------      ----------------------      ----------------------

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*  Unless otherwise indicated, the holder will be deemed to have tendered the full number of shares of 6.50% Convertible Preferred Stock represented by the tendered certificates.
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  As described in the Prospectus, if the number of shares of 6.50% Convertible
Preferred Stock properly tendered and not withdrawn before the Expiration Date is greater than (or such greater number of Shares as the Company may elect to purchase pursuant to the Exchange Offer), the Company, upon the terms and subject to the conditions of the Exchange Offer, will accept shares of 6.50% Convertible Preferred Stock for purchase first from all shares of 6.50% Convertible Preferred Stock properly tendered and not withdrawn before the Expiration Date by any shareholder who beneficially owned as of the close of
business on March   , 1997 and who continued to own beneficially until the
Expiration Date an aggregate of fewer than 100 shares of 6.50% Convertible Preferred Stock, who tendered all shares of 6.50% Convertible Preferred Stock beneficially owned by such person (partial tenders of shares of 6.50% Convertible Preferred Stock will not qualify for this preference) and who completes the box captioned "Odd Lots" in this Notice of Guaranteed Delivery and on the Letter of Transmittal. This preference will not be available unless the box below entitled "Odd Lots" is completed.

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                                   ODD LOTS

   To be completed ONLY if shares of 6.50% Convertible Preferred Stock are being tendered by or on behalf of a person who beneficially owned as of the
 close of business on March   , 1997, and who will continue to own
 beneficially until the Expiration Date an aggregate of fewer than 100 shares of 6.50% Convertible Preferred Stock.

   The undersigned either (check one box):

   [_] was the beneficial owner as of the close of business on March   ,
       1997, and will continue to be the beneficial owner until the Expiration Date of an aggregate of fewer than 100 shares of 6.50% Convertible Preferred Stock, and is tendering all such Shares, or

   [_] is an "Eligible Institution" (as defined in the Prospectus) that (i)
       is tendering, for the beneficial owners thereof, shares of 6.50% Convertible Preferred Stock with respect to which it is the record owner and (ii) believes, based upon representations made to it by each such beneficial owner, that each such beneficial owner beneficially
       owned as of the close of business on March   , 1997, and will continue
       to own beneficially until the Expiration Date an aggregate of fewer than 100 shares of 6.50% Convertible Preferred Stock, and is tendering all such shares of 6.50% Convertible Preferred Stock.

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of the 6.50% Convertible Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             -------------------------    -------------------------------------

                                                 (Authorized Signature)


Address:                                   Title:
         ------------------------------          ------------------------------

---------------------------------------    Name:
(Zip Code)                                       ------------------------------
                                                 (Please type or print)


Area Code and                             Date:
Telephone Number:                             ---------------------------------
                 ----------------------

NOTE: DO NOT SEND CERTIFICATES OF 6.50% CONVERTIBLE PREFERRED STOCK WITH THIS
      NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF 6.50% CONVERTIBLE PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.